   As filed with the Securities and Exchange Commission on October 17, 2000
                                                      Registration No. 333-79481
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              ___________________

                        Post-Effective Amendment No. 1
                                      To
                                   Form S-3

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                              ___________________

                            VASTAR RESOURCES, INC.

            (Exact name of registrant as specified in its charter)

                    Delaware                                  95-4446177
         (State or other jurisdiction                      (I.R.S. Employer
      of incorporation or organization)                  Identification No.)



                             15375 Memorial Drive
                             Houston, Texas 77079

                                (281) 584-6000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                                David H. Welch
                                   President
                            VASTAR RESOURCES, INC.
                             15375 Memorial Drive
                             Houston, Texas 77079
                                 (212)584-6000

           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                                with copies to:

                          Benjamin F. Stapleton, Esq.
                              SULLIVAN & CROMWELL
                               125 Broad Street
                           New York, New York 10004

Approximate Date Of Commencement Of Proposed Sale To The Public: Not Applicable.


If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [_]

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

DEREGISTRATION OF UNSOLD SECURITIES

     All debt securities registered under the Registration Statement on Form S-3 of Vastar Resources, Inc. (the "Company"), Registration No. 333-79481 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on May 27, 1999 that remain unsold are hereby deregistered, in accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any debt securities which remain unsold under the Registration Statement. As of the date hereof, no securities have been issued under the Registration Statement.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, state of Illinois, on this 17th day of October, 2000.


                                    VASTAR RESOURCES, INC.



                                    By: /s/ David H. Welch
                                        ---------------------------
                                         Name: David H. Welch
                                         Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated:

       Signature                   Capacity            Date
       ---------                   --------            ----

 /s/  Daniel B. Pinkert            Director       October 17, 2000
-----------------------------
   Daniel B. Pinkert


  /s/ Debra A. Dowling             Director       October 17, 2000
-----------------------------
    Debra A. Dowling


   /s/ Debra A. Plumb              Director       October 17, 2000
-----------------------------
     Debra A. Plumb